Exhibit 99.1
BioScrip, Inc. Reports EPS of $0.06 for Fourth Quarter 2007; EPS of $0.09 for 2007; Twelve Months’ Operating Income Improves by $25.1 Million
ELMSFORD, N.Y.—(BUSINESS WIRE)- March 4, 2008—BioScrip, Inc. (Nasdaq: BIOS) today reported fourth quarter 2007 net income of $2.5 million, or $0.06 per diluted share, on revenues of $309.2 million. Fourth quarter EBITDAO (earnings before interest, taxes, depreciation, amortization and option expense) was $5.9 million. Full year 2007 net income was $3.3 million or $0.09 per diluted share on revenues of $1.2 billion. EBITDAO for the full year was $18.9 million.
Chairman and CEO, Richard H. Friedman, stated, “BioScrip’s fourth quarter results are indicative of the successful execution of our strategic initiatives. Our focus on a service driven approach to specialty pharmacy management is resulting in positive outcomes for our customers. This service model is being accepted in the market and differentiates BioScrip from commoditized specialty drug distribution.”
Fourth Quarter Reported Results
Total revenue for the fourth quarter 2007 increased 5.9% to $309.2 million compared to $292.1 million for the same period a year ago. Net income increased $30.6 million to $2.5 million or $0.81 per diluted share. In the fourth quarter of 2006, BioScrip established a non-cash reserve of $25.7 million against its deferred tax assets primarily associated with its net operating loss carry forwards (“NOL”).
Fourth quarter 2007 Specialty Services revenue increased 10.4% to $256.7 million, an increase of $24.2 million over the prior year, primarily due to additional revenues associated with preferred drug distribution arrangements with manufacturers, specialty contracts with payors and Medicare’s Competitive Acquisition Program (“CAP”). As a result of previously reported losses of certain PBM customers, fourth quarter 2007 PBM Services revenue decreased $7.1 million to $52.5 million as compared to the fourth quarter 2006.
Fourth quarter 2007 operating income increased $5.5 million to $3.1 million compared to an operating loss of $2.4 million for the fourth quarter of 2006. The increase is primarily due to higher sales, improved drug acquisition costs, lower bad debt and lower amortization expense partially offset by an increase in employee incentives resulting from the Company’s improved performance.
Year End 2007 Period Results
For the twelve-month period ended December 31, 2007, net income was $3.3 million, or $0.09 per share compared to a net loss of $38.3 million, or $1.03 per share for the same period a year ago. The 2006 financial results include a non-cash reserve associated with the Company’s deferred tax assets discussed above. Revenues for the twelve-month period ended December 31, 2007 totaled $1,197.7 million compared to $1,151.9 million in 2006. The improvement includes an increase in Specialty Services revenue of $107.6 million or 12.4% to $974.2 million for the twelve-month period ended December 31, 2007. Partially offsetting the Specialty Services increase was the previously reported loss of significant PBM customers totaling $61.8 million.
Operating income for the full year 2007 increased $25.1 million to $8.9 million as compared to an operating loss of $16.2 million for the full year of 2006. The increase is primarily due to higher sales, improved drug acquisition costs, lower bad debt and lower amortization expense. These improvements were partially offset by an increase in employee incentives resulting from the Company’s improved performance.
Conference Call Information
BioScrip will host a conference call to discuss fourth quarter and year end 2007 financial results on Tuesday, March 4, at 10:00 am. ET. Interested parties may participate in the conference call by dialing 800-732-5617 (US), or 212-231-2900 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available from 12:00 p.m. ET on March 4, through 12:00 p.m. ET on March 10, by dialing 800-633-8284 (US), or 402-9797-9140 (International), and entering reservation #21375994. An audio webcast and archive of the conference call will also be available under the investor relations section of the BioScrip website, www.bioscrip.com.
Earnings before interest, taxes, depreciation, amortization, and option expense (“EBITDAO”) is a non-GAAP financial measure as defined under U.S. Securities and Exchange Commission Regulation G. As required by Regulation G, BioScrip has provided on Schedule 2 a reconciliation of this measure to the most comparable GAAP financial measure. The non-GAAP measure presented provides important insight into the ongoing operations and a meaningful benchmark to evidence the Company’s trend towards a return to profitability and improved cash flows.
About BioScrip, Inc.
BioScrip, Inc. (www.bioscrip.com) (Nasdaq: BIOS) is a specialty pharmaceutical healthcare organization that partners with patients, physicians, healthcare payors and pharmaceutical manufacturers to provide access to medications and management solutions to optimize outcomes for chronic and other complex healthcare conditions.
Forward Looking Statements
This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors.

Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.
CONTACT:
BioScrip, Inc.
Craig Allison, 914-460-1636
Director, Corporation Communications
callison@bioscrip.com

BIOSCRIP, INC
CONSOLIDATED BALANCE SHEETS
SCHEDULE 1
(in thousands, except for share amounts)

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$—	$—
Receivables, less allowance for doubtful accounts of $12,083 and $13,774 at December 31, 2007 and December 31, 2006 respectively	128,969	135,139
Inventory	33,598	33,471
Prepaid expenses and other current assets	1,434	2,090

Total current assets	164,001	170,700
Property and equipment, net	11,742	10,409
Other assets and investments	478	681
Goodwill	114,824	114,991
Intangible assets, net	5,777	8,675

Total assets	$296,822	$305,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$33,778	$52,895
Accounts payable	57,342	51,724
Claims payable	5,164	9,548
Amounts due to plan sponsors	4,568	10,280
Accrued expenses and other current liabilities	13,936	9,230

Total current liabilities	114,788	133,677
Deferred taxes	12,754	9,946
Unrecognized tax benefits	3,077	—

Total liabilities	130,619	143,623

Stockholders’ equity
Common stock, $.0001 par value; 75,000,000 shares authorized, 41,331,346 shares issued and 38,250,633 outstanding at December 31, 2007; 40,680,233 shares issued and 37,488,257 outstanding at December 31, 2006,	4	4
Treasury stock, 2,436,642 and 2,247,150 shares at cost	(9,399)	(8,002)
Additional paid-in capital	244,186	239,315
Accumulated deficit	(68,588)	(69,484)

Total stockholders’ equity	166,203	161,833

Total liabilities and stockholders’ equity	$296,822	$305,456

Schedule 2
BIOSCRIP, INC
Reconciliation between GAAP and Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Net Income (loss)	$2,516	$(28,035)	$3,317	$(38,289)
Addback items:
Amortization of intangibles	484	1,639	2,898	6,538
Depreciation	1,081	1,163	4,192	4,316
Net interest	602	920	3,270	3,018
Taxes	(59)	24,753	2,264	19,030
Stock option expense	1,269	810	3,004	2,529

Earnings before interest, taxes, depreciation amortization and stock option expense (EBITDAO)	$5,893	$1,250	$18,945	$(2,858)

Schedule 3
BIOSCRIP, INC
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Revenue	$309,196	$292,125	$1,197,732	$1,151,940
Cost of revenue	273,017	261,868	1,060,717	1,033,884

Gross profit	36,180	30,257	137,015	118,056
% of Revenue	11.7%	10.4%	11.4%	10.2%
Operating expenses
Selling, general and administrative expenses	32,323	27,995	120,147	115,258
Bad debt expense	314	2,985	5,119	12,443
Amortization of intangibles	484	1,639	2,898	6,538
Merger related expenses	—	—	—	58

Total operating expenses	33,121	32,619	128,164	134,297

% of Revenue	10.7%	11.2%	10.7%	11.7%
Income (loss) from operations	3,059	(2,362)	8,851	(16,241)
Interest (expense), net	(602)	(920)	(3,270)	(3,018)

Income (loss) before income taxes	2,457	(3,282)	5,581	(19,259)
Provision for (benefit from) income taxes	(59)	24,753	2,264	19,030

Net income (loss)	$2,516	$(28,035)	$3,317	$(38,289)

Basic weighted average shares	37,991	37,402	37,647	37,304

Diluted weighted average shares	40,013	37,402	38,491	37,304

Basic net income (loss) per share	$0.07	$(0.75)	$0.09	$(1.03)

Diluted net income (loss) per share	$0.06	$(0.75)	$0.09	$(1.03)

(1)	Certain amounts have been reclassified to conform to the current presentation. Such classifications have had no impact on income from operations or net income.